SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 9, 2006

LEFT BEHIND GAMES INC.

(Exact name of registrant as specified in its charter)

Washington	000-50603	91-0745418
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
25060 Hancock Avenue Suite 103 Box 110
Murrieta, California 92562
(Address of principal executive offices)
(951) 894-6597
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________________________________________

Item 3.02 Unregistered Sales of Equity Securities.

On October 9, 2006, we terminated a private placement offering to sell up to 4,000,000 restricted $0.001 par value shares of our common stock (the “Shares”) to accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933) from the efforts of our management and pursuant to a Selling Agreement between us and Great Eastern Securities, Inc.

As of October 9, 2006, the Company had raised gross offering proceeds of $5,728,970 in the offering, by selling a total of 3,819,381 Shares for $1.50 per share.

The Shares were sold in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. The transaction is exempt under Section 4(2) of the Securities Act of 1933 because it did not involve a public offering, and on the basis that each investor is an accredited investor as defined in Rule 501 of Regulation D. The shares sold are “restricted securities” as defined in Rule 144 (a)(3).  Further, each common stock certificate issued in connection with this private offering bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of the Company’s counsel that registration is not required under the Securities Act of 1933.

Pursuant to the Selling Agreement between the Company and Great Eastern Securities, Inc., the Company has paid to Great Eastern a cash fee in the amount of $384,400, representing 6.7% of the aggregate gross proceeds to the Company from the sale of the Shares through the efforts of Great Eastern. In addition, the Company paid to Great Eastern 250,000 shares of our common stock and warrants to purchase 99,728 shares of our common stock at an exercise price of $2.25 per share.

The offering resulted in net proceeds to the Company, after payment of all selling expenses, of approximately $5,344,570, all of which will be used as working capital.

_____________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Left Behind Games Inc. (Registrant)

Date: October 10, 2006	By:	/s/ Troy A. Lyndon
chief executive officer
(Signature)*

* Print name and title of the signing officer under his signature.

2